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                                                                    Exhibit 99.1
CONTACT:
Charlotte Pelliccia
Galen Capital Group, LLC
ph: 703-556-6105 x102
cpelliccia@galencapitalgroup.com
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           EYE DYNAMICS AND ORTHONETX SIGN DEFINITIVE MERGER AGREEMENT

TORRANCE, CA - SEPTEMBER 6, 2005 - Eye Dynamics, Inc. (OTCBB: EYDY), a leading provider of health and safety products, today announced the signing by both parties of a definitive Merger Agreement with Superior, Colorado-based OrthoNetx, Inc., a leading provider of medical devices for osteoplastic surgery. Pursuant to the plan of merger approved by Boards of Directors of both companies, the merger will occur as a stock exchange transaction whereby OrthoNetx shares will be exchanged for Eye Dynamics shares. Thereafter, it is intended that Eye Dynamics, the surviving entity, will be renamed AcuNetx, Inc. Completion of the merger is subject to customary conditions, including regulatory approvals.

Terry R. Knapp, President and CEO of OrthoNetx, will assume the position of CEO and a Director of the new, merged company. Stephen D. Moses, Vice Chairman of MP Biomedicals, Inc., Vice Chairman of Galen Capital Group, LLC and currently a member of the OrthoNetx Board of Directors will serve as Chairman of the Board of the combined companies. Other Directors will include Ron Waldorf, co-founder and current CEO of Eye Dynamics; Charles Phillips, co-founder and former CEO of Eye Dynamics; Randolph Robinson, MD, DDS, founder and current Chairman of OrthoNetx; Robert Corrigan, a current Director of OrthoNetx; and William P. Danielczyk, a current Director of OrthoNetx and Chairman of Galen Capital Group, LLC.

The new company expects to emerge as a premier provider of medical devices in the healthcare field with innovative product lines, synergies that expand offerings and the ability to enhance medical sales opportunities and fuel continued expansion.

"The merger of OrthoNetx and Eye Dynamics brings significant opportunities for growth and innovation," said both Knapp and Waldorf. "The strength of the management team, breadth of product offering and vision for the future, solidly positions the combined company to bring exciting developments to market."

ABOUT EYE DYNAMICS, INC.
Eye Dynamics is in the business of producing and marketing patented proprietary products and other services for the institutional, medical and government markets. The company is a leader in the Video ENG medical product market, having invented the Video ENG system and brought it to market in 1994. SafetyScope, the company's latest product, is designed for the `fitness-for-duty' screening of workers. SafetyScope is simple to use, takes only 90 seconds and does not require any bodily fluids like urine-based drug testing. It automates the manual methods of evaluating eye responses of an individual to detect neurological signs of impairment used by law enforcement throughout the United States. To find out more about Eye Dynamics, Inc. visit: www.eyedynamics.com.






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ABOUT ORTHONETX, INC.
OrthoNetx, Inc. designs, develops, manufactures and markets patented, FDA-approved medical devices and systems for osteoplastic surgery and distraction osteogenesis- the practice of generating, forming and molding bone. Physician customers include plastic surgeons, oral and maxillofacial surgeons, otolaryngologists, and orthopedic surgeons who correct deformities and deficiencies of the skeleton caused by errors of birth, trauma, infections and tumors. Osteoplastic surgery is applicable to all areas of the skeleton, including the skull and face, jaws, long bones of the upper and lower extremities, hands, wrists, feet, ankles, and the spine. The privately-held company is headquartered in Superior, CO. For more information visit: www.orthonetx.com.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS
This news release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

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